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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-69414 of Mercury Air Group, Inc. on Form S-8 of our report dated September 26, 2001, appearing in the Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 2001.


DELOITTE & TOUCHE LLP

Los Angeles, California
October 04, 2001